Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Equitable Resources, Inc. Employee Savings and Protection Plan of our report dated June 15, 1998, with respect to the financial statements and schedules of the Equitable Resources, Inc. Employee Savings and Protection Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1997.










                                       /s/ Ernst & Young LLP
                                           Ernst & Young LLP





Pittsburgh, Pennsylvania
June 26, 1998